UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 06, 2023

VOXX INTERNATIONAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-28839	13-1964841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2351 J. Lawson Boulevard
Orlando, Florida		32824
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 645-7750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $.01 par value	VOXX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 6, 2023, Voxx International Corporation (the “Company”) appointed Beat Kahli, the Company’s largest shareholder, President of the Company. Patrick M. Lavelle will continue to serve as CEO of the Company. Both Mr. Kahli and Mr. Lavelle will continue to serve as members of the Board of Directors, with Mr. Kahli continuing to serve as Co-Vice Chair of the Board. There are no arrangements or understandings pursuant to which Mr. Kahli was appointed as President and there are no related party transactions between the Company and Mr. Kahli, other than his previously disclosed relationship to GalvanEyes LLC, a Florida LLC managed by Mr. Kahli. GalvanEyes serves as an exclusive distributor of EyeLock LLC products in the EU, Switzerland, Puerto Rico, Malaysia and Singapore with the exception of any existing customer relationships. This relationship was approved by the Company’s shareholders on July 29, 2021.

(e) Effective as of February 6, 2023, VOXX International Corporation (“the Company”) entered into amendments to its employment agreements with each of Mr. Patrick M. Lavelle, CEO, and Ms. Loriann Shelton, Senior Vice President and COO (the “Amendments”) and into an employment agreement with Beat Kahli, President (the “Employment Agreement”). The following descriptions of the Amendments and the Employment Agreement do not purport to be a complete statement of the parties’ rights and obligations under the respective Amendments and the Employment Agreement and are qualified in their entirety by reference to the respective Amendments and the Employment Agreement, each of which will be filed as exhibits to the Company’s Form 10-K for the fiscal year ended February 28, 2023.

(i) Mr. Lavelle and the Company entered into an amendment effective February 6, 2023 to his employment agreement dated July 8, 2019, as amended (the “Lavelle Amendment”), which amends: Section 2.1 to delete his appointment and designation as President of the Company, while retaining the appointment and designation as CEO of the Company; and, Section 4.1C to provide that the Designated Duties and Shared Responsibilities for Mr. Lavelle as CEO of the Company and for Mr. Kahli as President of the Company, shall not be deemed to be a material reduction in the scope of Mr. Lavelle’s powers, duties, title or responsibilities or the assignment of duties materially inconsistent with Mr. Lavelle’s employment agreement or a material adverse change in his title or authority which would permit Mr. Lavelle to resign for “Good Reason” and receive Post-Employment Benefits under Sections 4.1C and 4.1F.

(ii) Ms. Shelton has entered into an amendment effective February 6, 2023 to her employment agreement dated July 8, 2019 (the “Shelton Amendment”), as previously amended, which amends Section 2.1 to provide that Ms. Shelton will report to the CEO and the President based on the Designated Duties and Shared Responsibilities for Mr. Lavelle as CEO of the Company and for Mr. Kahli as President of the Company. Section 4.1C was also amended to delete subsection B which provided that Ms. Shelton’s voluntary retirement at any time after attaining 65 years of age qualified as “Good Reason”. The amendment also provided that the reporting requirements as amended, shall not be deemed to constitute a material reduction in the scope of the Executive’s powers, duties, title or responsibilities which would permit Ms. Shelton to resign for “Good Reason” and receive Post-Employment Benefits under Sections 4.1C and 4.1F. In addition, Section 4.1(F)(2) was amended to provide that Ms. Shelton will receive an amount in cash equal to the average of the two highest Annual Cash Bonuses awarded or to be awarded with respect to the five (5) year Employment Period if Ms. Shelton resigns for “Good Reason” or is terminated “Without Cause” or upon the expiration of her employment agreement.

(iii) Mr. Kahli and the Company entered into an Employment Agreement dated February 6, 2023 with a term ending on February 29, 2024 ( the “Kahli Employment Agreement”), unless earlier terminated by either party in accordance with its terms. Mr. Kahli will be employed by the Company as President and perform his duties on a substantially full time basis, reporting directly to the Board of Directors. Mr. Kahli will perform his duties in coordination with Mr. Lavelle, the Company’s CEO. The Kahli Employment Agreement provides for an annual base salary of Three Hundred Thousand and 00/XX ($300,000.00) Dollars

and a stock grant of Five Thousand (5,000) shares of the Company’s Class A Common Stock on each of June 30, 2023, September 30, 2023, December 31, 2023 and March 31, 2024. Mr. Kahli has waived participation in the Company’s benefit plans, will receive not less than four (4) weeks paid vacation and Company-wide paid-time off days at such times as will not materially interfere with the performance of his duties, and will be reimbursed for all reasonable expenses incurred by Mr. Kahli in connection with his duties and responsibilities.

The Company may terminate the Kahli Employment Agreement for cause. Examples of “Cause” include (i) willful misconduct or gross negligence in performance of Executive’s duties and responsibilities to the Company or its assets; (ii) Mr. Kahli’s performance of any material act of professional misconduct, dishonesty, or breach of trust; (iii) Mr. Kahli’s conviction of, or plea of guilty or nolo contendere to, a felony (other than traffic offenses) or of any crime involving fraud, embezzlement, theft, or moral turpitude; (iv) Mr. Kahli’s willful failure to perform lawful directives of the Board promptly; or (v) Mr. Kahli’s material breach of this Agreement or any other agreement with the Company, or Mr. Kahli’s material violation of any written policy of the Company (including, but not limited to, the Company’s ethical and Code of Conduct policies). In the event of termination for cause, Mr. Kahli shall receive his base salary through and including the date of termination, reimbursement of all expenses incurred as of the Date of Termination, and payment of the per diem value of any unused vacation and paid-time off days accrued through the Date of Termination.

(iv) Mr. John J. Shalam, Chairman of the Board, has agreed to waive his annual base salary of Four Hundred Fifty Thousand and 00/XX ($450,000.00) Dollars commencing March 1, 2023. In addition, Mr. Kahli waived his director fees of Fifty-Five Thousand and 00/XX ($55,000.00) Dollars for the fiscal year ending February 28, 2023, and as an employee of the Company, he will not receive director fees if he is re-elected at the Company’s annual meeting of shareholders.

A copy of each of the Amendments and Mr. Kahli’s Employment Agreement will be attached as Exhibits to the Company’s Form 10-K for the fiscal year ended February 28, 2023.

Item 7.01 Regulation FD Disclosure.

On February 7, 2023, the Company issued a press release announcing the leadership changes. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date:	February 10, 2023	By:	/s/ Charles M. Stoehr
Charles M. Stoehr Senior Vice President Chief FInancial Officer